SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF l934
COVAD COMMUNICATIONS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0461529

(State of Incorporation or Organization)	(IRS Employer Identification No.)

110 Rio Robles, San Jose, California	95134

(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
     Securities Act registration statement file number to which this form relates: Not applicable
     Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered

COMMON STOCK, PAR VALUE $.001 PER SHARE	The American Stock Exchange

     Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

(Title of Class)

Item 1.           Description of Registrant’s Securities to be Registered.
     Incorporated by reference to the section entitled “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-3, File No. 333-116060, as originally filed with the Securities and Exchange Commission on June 1, 2004, and as subsequently amended (the “Registration Statement”).
Item 2.           Exhibits.
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The American Stock Exchange, Inc., and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 27, 2005	By:	/s/ John E. Trewin
John E. Trewin
Senior Vice President and Chief Financial Officer